UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2003

MONTEREY PASTA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-22534-LA	77-0227341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1528 Moffett Street
Salinas, California  93905

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (831) 753-6262

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Exhibits.

Exhibit No.	Description

99.1	October 31, 2003 Press Release by Monterey Pasta Company

Item 12. Results of Operations and Financial Condition.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor be deemed incorporated by reference in an filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On October 31, Monterey Pasta Company (the “Company”) issued a press release regarding the Company’s financial results for its third fiscal quarter ended September 28, 2003. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The attached press release presents proforma financial information adjusting third quarter 2002 book taxation rate to the same rate as third quarter 2003, which would otherwise have been stated at its historical value as required by GAAP.   The Company presents such non-GAAP information to facilitate evaluation by management, investors and analysts of its ongoing core operating businesses.  The Company’s management believes that the information adjusting the 2002 tax rate facilitates a more accurate comparison of the Company’s operating results on a year over year basis.  The financial information adjusting the 2002 tax rate should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Reconciliations between total Company results and results adjusting the 2002 tax rate are presented in the press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTEREY PASTA COMPANY

Date: October 31, 2003	By:	/s/ Scott Wheeler
Scott Wheeler
Chief Financial Officer